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Exhibit 10.12

AMENDMENT NO. 11

TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

    THIS AMENDMENT NO. 11 TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Amendment") dated as of July 11, 2001, is made by and between Pope Resources, a Delaware limited partnership, its wholly owned subsidiary Olympic Property Group LLC, a Washington limited liability company, and its wholly owned subsidiaries Olympic Real Estate Development LLC, a Washington limited liability company, Olympic Real Estate Management, Inc., a Washington corporation, and Olympic Resorts LLC, a Washington limited liability company (collectively "Seller"), HCV Pacific Partners LLC, a California limited liability company (or its assigns as permitted herein) ("Buyer"), and Port Ludlow Associates LLC, a Washington limited liability company (or its assigns as permitted herein) ("Assignee"), regarding that certain Real Estate Purchase and Sale Agreement dated January 12, 2001, between Buyer and Seller, as amended by Amendment No. 1 dated February 8, 2001, Amendment No. 2 dated February 14, 2001, Amendment No. 3 dated February 27, 2001, Amendment No. 4 dated March 26, 2001, Amendment No. 5 dated May 15, 2001, Amendment No. 6 dated May 18, 2001, Amendment No. 7 dated May 25, 2001, Amendment No. 8 dated June 1, 2001, Amendment No. 9 dated June 13, 2001, and Amendment No. 10 dated June 22, 2001 (as amended, the "Agreement"), for the purchase and sale of certain property located in Jefferson and Pierce Counties, Washington, described therein (the "Property").

       I.  EFFECT OF AMENDMENT.  This Amendment amends and modifies the Agreement. In the event of any conflict between the Agreement and this Amendment, this Amendment shall control. Except as contained within the Agreement and this Amendment, there are no other agreements or understandings between Buyer and Seller relating to the Property. Capitalized terms not otherwise defined herein shall have the meanings given them under the Agreement.

      II.  REVIVAL.  The Agreement is hereby revived.

     III.  EXTENSION OF TIME.  In Sections XII and XIII of Amendment No. 5 (as amended) and in Section 16.9 of the Agreement (as amended), the date "June 29, 2001," is hereby replaced in each instance by the date "July 27, 2001." In Section XIX of Amendment No. 5 (as amended), the date "June 29, 2001," is hereby replaced by the date "July 27, 2001."

     IV.  CLOSING DATE.  Section 7.1 of the Agreement is amended to provide as follows:

    The Closing hereunder (the "Closing" or the "Closing Date") shall be held at the offices of Davis Wright Tremaine LLP in Seattle, Washington, on July 19, 2001, or earlier upon the mutual agreement of Buyer and Seller. The Closing Date shall be postponed to the extent necessary (a) to enable Seller to provide all governmental and third-party notices at least two (2) business days prior to the Closing Date, (b) to enable Buyer and Seller to obtain all governmental and third-party consents required under the DNR Lease, the Contracts, and all applicable laws, regulations, and ordinances, at least two (2) business days prior to the Closing Date, (c) to enable Buyer to obtain new temporary retail liquor licenses under applicable statutes to permit the sale of liquor at the Harbormaster Restaurant, Heron Beach Inn, Port Ludlow Marina, and Port Ludlow Golf Course after Closing; (d) to allow for the satisfaction or waiver of all remaining conditions precedent to Closing, provided, however, that the Closing Date shall not be postponed beyond July 27, 2001, except upon the prior written approval of Buyer and Seller.

      V.  PORT LUDLOW EQUIPMENT, INC.  Prior to Closing, the Equipment and Inventory shall be contributed by Seller to Port Ludlow Equipment, Inc., a Washington corporation ("PLE"), which was formed by Seller or its agent on or around June 25, 2001. Seller represents and warrants to Buyer that Seller and PLR Management, Inc., a Washington corporation ("PLR"), a wholly-owned subsidiary of Olympic Property Group LLC, a Washington limited liability company ("OPG"), are and shall be as of the Closing Date the owners of all of the outstanding stock in PLE, and covenants that as of the Closing Date PLE shall not be bound by any contractual or other obligations except as may arise by ownership of the Equipment and Inventory, as may arise under PLE's articles of incorporation, bylaws, consents to action, and other organizational documents, and as may bind any Washington corporation. At Closing, Seller and PLR shall assign and convey to Buyer all of the outstanding stock in PLE and the books and records of PLE. Section 3.9 of the Agreement is hereby deleted. In Section 7.2(a) of the Agreement, "Bill of Sale" is hereby deleted.

     VI.  PAYROLL.  A new Section 2.6.6 is hereby added to the Agreement, providing as follows:

        2.6.6  Payroll Adjustments.  Within thirty (30) days after the Closing Date, Buyer shall reimburse Seller in the amount of salaries and wages paid by Seller prior to the Closing Date to Employees terminated by Seller and hired by Buyer on or after the Closing Date, to the extent that such salaries and wages are attributable to periods after the Closing Date. Notwithstanding the foregoing, Buyer shall have no obligation to reimburse Seller for salaries and wages if either (i) an adjustment was made to the Purchase Price at Closing in the expectation that Seller had paid or would pay such salaries or wages, or (ii) Seller is obligated to pay the salaries or wages under any other provision of this Agreement, nor shall Buyer in any case be obligated to reimburse Seller for salaries and wages attributable to periods more than fourteen (14) days after the Closing Date.

     VII.  PURCHASE PRICE ADJUSTMENTS.  Qualified Adjustments, Equipment Adjustments, and MPR Platted Lot Adjustments shall be calculated as of June 21, 2001, subject to further adjustment after Closing based on changes between June 21, 2001, and the Closing Date, according to the methods described at Section 2.2 of the Agreement. Inventory Adjustments shall be calculated as of May 31, 2001, subject to further adjustment after Closing based on changes between May 31, 2001, and the Closing Date, according to the methods described at Section 2.2 of the Agreement. Within thirty (30) days after the Closing Date, Seller shall deliver to Buyer a statement of the Qualified Adjustments and Equipment Adjustments applicable to the period between June 21, 2001, and the Closing Date and Inventory Adjustments applicable to the period between May 31, 2001, and the Closing Date, together with payment in the amount by which such adjustments would have reduced the Purchase Price if known at Closing. In the alternative, if such amounts would have increased the Purchase Price if known at Closing, then Buyer shall pay Seller the amount of such increase within thirty (30) days after Seller's delivery of such statement to Buyer. After the Closing Date, Seller shall deliver a statement relating to MPR Platted Lot Adjustments applicable to the period between June 21, 2001, and the Closing Date, and the original principal balance under the Note, Deed of Trust, and Subordination Agreement shall be adjusted, as provided at Section 2.6.4.

    VIII.  PLR MANAGEMENT, INC.  On or around February 28, 2001, OPG acquired all of the outstanding stock in PLR, pursuant to a Stock Purchase Agreement dated January 1, 2001, between OPG as purchaser and Christopher Michael Derrig and Robert B. Hobart as sellers (the "PLR Agreement"). OPG has delivered to Buyer, and Buyer acknowledges receipt of, a complete copy of the PLR Agreement and all schedules and other attachments thereto in the form of a binder entitled "Olympic Property Group Port Ludlow Resort Stock Purchase January 1, 2001." OPG represents and warrants to Buyer that OPG is and shall be as of the Closing Date the owner of all of the outstanding stock in PLR and that OPG has fully satisfied its obligations to Christopher Michael Derrig and Robert B. Hobart as sellers to pay the purchase price under Section 1.2 of the PLR Agreement and any other consideration due Derrig and Hobart in exchange for the stock of PLR under the PLR Agreement. At Closing, OPG shall cause PLR to assign and convey to Buyer all of PLR's right, title, and interest in any contracts, advance booking deposits, equipment, inventory, leases, and intellectual property in which PLR may have an interest (the "PLR Property"). OPG hereby represents and warrants to Buyer that (i) all representations and warranties of Derrig and Hobart under the PLR Agreement were true and correct when made (subject to any qualifications or limitations set forth in the PLR Agreement and subject to the limitations on OPG's liability under this clause (i) set forth below), (ii) to the actual current knowledge of Gregory M. McCarry and Thomas A. Griffin, all representations and warranties of Derrig and Hobart under the PLR Agreement are true and correct as of the date hereof (subject to any and all qualifications or limitations set forth in the PLR Agreement), (iii) to the actual current knowledge of Gregory M. McCarry and Thomas A. Griffin, there is no existing material default with respect to any contractual obligation or commitment relating to any of the PLR Property except for the lack of third party consents to the assignment of certain contracts to Buyer, (iv) to the actual current knowledge of Gregory M. McCarry and Thomas A. Griffin, there has been no material change in the PLR Property since February 28, 2001, except in the ordinary course of business, and (v) OPG has not previously sold, conveyed, or mortgaged the PLR Property. OPG shall have no obligation to investigate any of the matters for which it makes a representation or warranty to Buyer in this section. Subject to the limitations set forth in the following sentence, OPG shall defend, indemnify, and hold Buyer harmless from any loss, liability, or expense arising from any material breach of any representation or warranty of OPG made under this section. Anything above to the contrary notwithstanding, OPG shall have no liability for breach of any warranty or representation in clause (i) of this section or for any indemnity or defense obligation arising from the breach of any warranty or representation in clause (i) to the extent that OPG is unable to impose liability upon and to recover damages or costs from Derrig or Hobart despite the exercise of reasonable diligence (conducted in cooperation with Buyer and at no out-of-pocket expense to OPG); provided, that OPG shall not be relieved of liability to Buyer under this sentence if and to the extent Gregory M. McCarry or Thomas A. Griffin has actual current knowledge as of the date hereof that a warranty and representation in clause (i) is untrue; and provided that Buyer shall have the right to control the prosecution of any claim or action against Derrig or Hobart if Buyer has paid OPG in advance any out-of-pocket expenses, including attorneys' fees and costs, incurred by OPG in such claim or action.

In exchange for such assignment and conveyance, on or before January 31, 2002, Buyer shall (a) pay to OPG the net proceeds (the "PLR Proceeds") to Buyer relating to the operation of the Harbormaster Restaurant, Conference Center, and Port Ludlow condominium rentals between the Closing Date and December 31, 2001, and (b) deliver to OPG a written report, including a description of accounting methods and copies of accounting records, describing how the PLR Proceeds were calculated. Notwithstanding the foregoing, the PLR Proceeds payable by Buyer to OPG shall not exceed the sum of US$212,500.00. The PLR Proceeds shall not be reduced by (a) depreciation, (b) Buyer's administrative overhead, or (c) Buyer's management fees except to the extent that management fees are set forth in PLR's 2001 budget as of the date hereof.

     IX.  CONSULTING SERVICES AGREEMENT AND WARRANTY SERVICES AGREEMENT.   Section 7.2(d) of the Agreement is amended to provide as follows:

    A duly executed Consulting Services Agreement in the form of Schedule 7.2(d)-1 (the "Consulting Services Agreement"), a duly executed Agreement to Perform Warranty Services in the form of Schedule 7.2(d)-2 (the "Warranty Services Agreement"), and a duly executed Business Services Agreement in the form of Schedule 7.2(d)-3 (the "Business Services Agreement").

Section 7.3(d) of the Agreement is amended to provide as follows:

    The duly executed Consulting Services Agreement, Warranty Services Agreement, and Business Services Agreement.

      X.  SELLER'S PAYMENT CERTIFICATION.  Seller represents and warrants to Buyer that Seller has paid all contractors, material providers, and any other persons or parties performing work or supplying construction materials for work on any part of the Real Property for all work performed and materials supplied through May 31, 2001, if such payment was due on or before June 30, 2001.

Section 5.11 of the Agreement and Schedule 5.11 to the Agreement are hereby deleted. Nothing herein or otherwise in this Amendment is intended to limit or impair the rights and obligations of the parties with respect to prorations and post-closing adjustments under the Agreement

     XI.  LITIGATION.  After Closing, Buyer shall cooperate with and reasonably assist Seller in the defense of those matters of pending and threatened litigation described on Schedule 8.1.1(b), provided that Buyer shall not be obligated to bear any third party expense or other liability relating to such cooperation or assistance not compensated by Seller. After Closing, Buyer shall make available (at Seller's reasonable request from time to time) Buyer's employees who were former employees of Seller for consultations, depositions, court appearances, and similar matters in connection with the pending and threatened litigation described in Section 8.1.1(b), and shall otherwise provide reasonable cooperation to Seller in connection with such litigation, provided that Buyer shall not otherwise be required to bear any third party expense or liability not compensated by Seller.

     XII.  POST-CLOSING ADJUSTMENTS.  The parties shall make and pay outside of escrow within thirty (30) days after the Closing Date all Closing allocations relating to the Property not made and paid at Closing, including without limitation (a) utility charges, (b) amounts paid under Contracts, (c) tenant deposits, prepaid rents, advance group deposits, and gift certificates after June 21, 2001, (d) other Golf Course prepaid amounts (in addition to gift certificates) after June 30, 2001, and (e) earnest money deposits under executory Real Estate Purchase and Sale Agreements after June 21, 2001.

    XIII.  POST-CLOSING MODIFICATIONS TO LOAN DOCUMENTS.  Section 2.6.4 of the Agreement is amended to provide as follows:

        2.6.4  Post-Closing Modifications to Loan Documents.  Within ninety (90) days after the Closing Date, Seller shall deliver to Buyer a statement of the MPR Platted Lot Adjustments between June 21, 2001, and the Closing Date (the "Final MPR Platted Lot Adjustment"), which shall take into account among other things Seller's Post-Closing MPR Expenditures, and within thirty (30) days thereafter Buyer and Seller shall either increase the original principal balance under the Note, Deed of Trust, and Subordination and Release Agreement by the amount by which the Final MPR Platted Lot Adjustment exceeds zero or decrease the original principal balance under the Note, Deed of Trust, and Subordination and Release Agreement by the amount by which the Final MPR Platted Lot Adjustment is less than zero, in written amendment of such loan documents, and the release fees described on Schedule 2.5(c) shall be increased for each lot in the amount of (a) Seller's Post-Closing MPR Expenditures relating to such lot, and (b) an amount equal to the land use entitlement, engineering, and feasibility costs between September 1, 2000, and the Closing Date relating to the expansion of the Port Ludlow Marina, which amount is US$40,327.00 as of March 31, 2001, but shall be subject to adjustment on the Closing Date as provided under Section 2.2 for Qualified Adjustments between March 31, 2001, and the Closing Date, divided by the number of platted building lots within the MPR Platted Lots.

    Except as expressly amended by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

BUYER:	PORT LUDLOW ASSOCIATES LLC, a Washington limited liability company
By West Coast Northwest Pacific Partners LLC, a Washington limited liability company, its manager
	By:	/s/ RANDALL J. VERRUE
	Print Name:	Randall J. Verrue
	Its:	President
	Date:	7/10/01
SELLER:	POPE RESOURCES L.P., a Delaware limited partnership, by POPE MGP, Inc., a Delaware corporation, its managing general partner
	By:	/s/ GREGORY M. MCCARRY
	Print Name:	Gregory M. McCarry
	Its:	V.P. Real Estates
	Date:	7/10/01
OLYMPIC PROPERTY GROUP LLC, a Washington limited liability company
	By:	/s/ GREGORY M. MCCARRY
	Print Name:	Gregory M. McCarry
	Its:	C.O.O.
	Date:	7/10/01
OLYMPIC REAL ESTATE DEVELOPMENT LLC, a Washington limited liability company
	By:	/s/ GREGORY M. MCCARRY
	Print Name:	Gregory M. McCarry
	Its:	C.O.O.
	Date:	7/10/01

OLYMPIC REAL ESTATE MANAGEMENT, INC., a Washington corporation
By:	/s/ TOM GRIFFIN
Print Name:	Tom Griffin
Its:	Vice President
Date:	7/10/01
OLYMPIC RESORTS LLC, a Washington limited liability company
By:	/s/ GREGORY M. MCCARRY
Print Name:	Gregory M. McCarry
Its:	C.O.O.
Date:	7/10/01

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  Exhibit 10.12
AMENDMENT NO. 11 TO REAL ESTATE PURCHASE AND SALE AGREEMENT